                              FIRST AMENDMENT
                       TO REVOLVING CREDIT AGREEMENT

    This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Amendment") dated as of March 26, 1997, by and among HPSC, Inc. (the "Borrower"), a Delaware corporation, American Commercial Finance Corporation ("ACFC"), a Delaware corporation, The First National Bank of Boston, Bank of America Illinois, NationsBank, N.A., CoreStates Bank, N.A., The Sumitomo Bank, Limited (collectively, the "Banks"), and The First National Bank of Boston as managing agent (the "Agent") for the Banks and NationsBank, N.A., as agent for the Banks. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement (as defined below).

    WHEREAS, the Borrower, the Agent and the Banks are parties to that certain Second Amended and Restated Revolving Credit Agreement dated as of December 12, 1996 (as amended, modified or supplemented and in effect from time to time, the "Credit Agreement");

    WHEREAS, the Borrower has requested that certain terms and conditions of the Credit Agreement be amended and the Banks and the Agent have agreed to so amend the Credit Agreement;

    NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


    1. Amendment to the Credit Agreement.

         1.1 Certain Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following definition of "Indenture" and deleting the definition of Subordinated Debt and inserting in lieu thereof the following definition of Subordinated Debt:

         "Indenture. The Indenture between HPSC Inc. as Issuer and State Street Bank and Trust Company, as Trustee entered into at the time of issuance of up to $23,000,000 of Senior Subordinated Notes, which Indenture contains subordination provisions substantially in the form of Exhibit K attached hereto."

         "Subordinated Debt. The Senior Subordinated Notes Due 2007 issued by the Borrower in an aggregate principal amount not exceeding $23,000,000 which are expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Indenture."

         1.2 Amendment to Section 6 of the Credit Agreement. Section 6 of the Credit Agreement is amended by inserting the following new Section 6.23.

         "6.23. Subordinated Debt. The Obligations constitute "Secured Portfolio Debt" under the terms of the Indenture and are entitled to the full benefit of the subordination provisions contained in Article XI of the Indenture."

         1.3 Amendment to Section 8.4 of the Credit Agreement. Section 8.4 of the Credit Agreement is hereby amended to read as follows:

         "8.4 Distributions. The Borrower will not make any Distributions. The Borrower will not permit ACFC to make any Distributions if a Default or Event of Default exists at the time of the proposed Distribution."

         1.4. Amendment to Section 8.8 of the Credit Agreement. Section 8.8 of the Credit Agreement is hereby amended to read as follows:

         "8.8 Other Debt. The Borrower will not, and will not permit any of its Subsidiaries to, (a) amend, supplement or otherwise modify the terms of any Subordinated Debt or prepay, redeem or repurchase any Subordinated Debt (other than, so long as no Default or Event of Default exists or would result from any such repurchase, repurchases of Subordinated Debt pursuant to Section 4.16 of the Indenture that do not exceed (i) $250,000 in principal amount (plus accrued interest), in the aggregate with respect to all holders of Subordinated Debt, in any calendar year or (ii) $25,000 in principal amount (plus accrued interest), in the aggregate with respect to any single holder of Subordinated Debt, in any calendar year) or (b) other than the Funding Subsidiaries, prepay, redeem or repurchase Indebtedness outstanding under the Funding Indenture, the Bravo Credit Agreement or the Sale Agreements."

         1.5.  Amendment to Section 12.1 of the Credit Agreement.  Section
12.1 of the Credit Agreement is amended so that paragraphs (j) and (q) read as follows:

              "(j) the holders of all or any part of the Subordinated Debt or Indebtedness under the Funding Indenture or Indebtedness under the Bravo Facility Documents shall accelerate the maturity of all or any part of such debt or such debt shall be prepaid, redeemed or repurchased in whole or in part; provided, however, that (A) early termination of the Funding Indenture by Funding I pursuant to the terms thereof shall not constitute an acceleration by such holders;
         (B) early termination of the Bravo Credit Agreement by Bravo pursuant to the terms thereof shall not constitute an acceleration by such holders; (C) payments by Bravo pursuant to Sections 2.05(b) and 2.05(c) of the Purchase Agreement shall not constitute prepayment of Indebtedness under the Bravo Credit Agreement; and (D) repurchases of Subordinated Debt pursuant to Section 4.16 of the Indenture that do not exceed (i) $250,000 in principal amount (plus accrued interest) in the aggregate with respect to all holders of Subordinated Debt in any calendar year or (ii) $25,000 in principal amount (plus accrued interest) in the aggregate with respect to any single holder of Subordinated Debt in any calendar year, shall not constitute a Default or Event of Default pursuant to this subsection 12.1(j);"

              "(q) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of fifty-one percent (51%) or more of the outstanding shares of common stock of the Borrower or any "Change in Control" shall occur under the terms of the Indenture;"

         1.6. Amendment to Sections 12.1 and 12.2 of the Credit Agreement. Each of Section 12.1 (third to last line) and Section 12.2 (second line) are amended by adding a reference to "Section 12.1(q)" in addition to the existing reference to "Section 12.1(g), Section 12.1(h) and Section 12.1(j)."

     2. Conditions to Effectiveness. This Amendment shall not become effective unless and until:

    (a) the Agent receives counterparts of this Amendment executed by each of the Borrower, the Majority Banks, the Agent and ACFC; and

    (b) each of the Banks and the Agent receives a favorable opinion addressed to the Banks and the Agent, in form and substance satisfactory to the Agent, from Hill & Barlow, counsel to the Borrower and its Subsidiaries, confirming that the Obligations constitute senior debt pursuant to the Indenture.

    (c) all proceedings in connection with the transactions contemplated by this Amendment and all documents incident hereto, shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      3. Representations and Warranties; No Default. The Borrower represents and warrants to the Agent and the Banks that (a) each and every one of the representations and warranties made by the Borrower to the Agent and the Banks in Section 6 or elsewhere in the Credit Agreement or in the other Loan Documents, as amended by this Amendment, are true and correct in all material respects on and as of the date hereof except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in Sections 7 and 8 or elsewhere in the Credit Agreement or the other Loan Documents, as amended by this Amendment; and (c) no event has occurred or is continuing and no condition exists which constitutes a Default or Event of Default.

     4. Ratification, Etc. Except as expressly amended by this Amendment, the Credit Agreement and the other Loan Documents and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Borrower and ACFC confirm and agree that the Obligations of the Borrower to the Banks under the Loan Documents, as amended hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrower, the Guarantor, the Agent and the Banks hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Agent on behalf of the Banks thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. The Credit Agreement and this Amendment shall be read and construed as a single agreement.

     5. Miscellaneous. The Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment and the documents referred to herein (including reasonable legal fees). Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or ACFC or any rights of the Agent or either of the Banks consequent thereon. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without reference to conflict of laws).

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

    IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

                                  HPSC, INC.



                                  By:   /s/ Rene LeFebvre
                                      -------------------------------------
                                       Name:   Rene LeFebvre
                                       Title:  CFO

                                  THE FIRST NATIONAL BANK
                                    OF BOSTON, individually and
                                     as Agent


                                  By:   /s/ Roberta F. Keeler
                                      -------------------------------------
                                       Name:   Roberta F. Keeler
                                       Title:  Vice President


                                  BANK OF AMERICA ILLINOIS


                                  By:   /s/ Nelson D. Albrecht
                                      -------------------------------------
                                       Name:   Nelson D. Albrecht
                                       Title:  Vice President


                                  NATIONSBANK, N.A.


                                  By:   /s/ Roger A. Lee
                                      -------------------------------------
                                       Name:   Roger A. Lee
                                       Title:  Vice President

                                  CORESTATES BANK, N.A.


                                  By:   /s/ Verna R. Prentice
                                      -------------------------------------
                                       Name:   Verna R. Prentice
                                       Title:  Vice President



                                  THE SUMITOMO BANK, LIMITED


                                  By:   /s/ D.G. Eastman
                                      -------------------------------------
                                       Name:   D.G. Eastman
                                       Title:  Vice President & Manager


                                  By:   /s/ Alfred DeGemmis
                                      -------------------------------------
                                       Name:   Alfred DeGemmis
                                       Title:  Vice President


Agreed to by the undersigned:

AMERICAN COMMERCIAL
  FINANCE CORPORATION

        By:  /s/ John W. Everets
           --------------------------

                                                                 Exhibit K



                         Part I: SUBORDINATION PROVISIONS

                         Part II: Definitions

                         Part I: Subordination Provisions

                                 ARTICLE XI

                         SUBORDINATION OF SECURITIES

     SECTION 11.1. Securities Subordinated to Secured Portfolio Debt.

     The Company and each Securityholder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment or obligations in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Articles III or X) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in Cash or Cash Equivalents of all Secured Portfolio Debt of the Company and that these subordination provisions are for the benefit of the holders of Secured Portfolio Debt.

     This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Secured Portfolio Debt, and such provisions are made for the benefit of the holders of Secured Portfolio Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

     The Securities shall in all respects rank (i) pari passu with all other unsecured Funded Recourse Debt of the Company outstanding on the Issue Date and (ii) senior to any Funded Recourse Debt of the Company issued after the Issue Date, and only Indebtedness of the Company which is Secured Portfolio Debt shall rank senior to the Securities in accordance with the provisions set forth herein.

     SECTION 11.2. No Payment on Securities in Certain Circumstances.

          (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company, as applicable, on account of the principal of, premium, if any, or interest on the Securities (including any repurchases of Securities), or on account of the redemption provisions of the Securities or any obligation in respect of the Securities, for Cash or property, (i) upon the maturity of any Secured Portfolio Debt of the Company, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and the interest on such Secured Portfolio Debt are first paid in full in Cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal or interest on or fee in respect of Secured Portfolio Debt of the Company when it becomes due and payable, whether at

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maturity or at a date fixed for prepayment or by declaration or otherwise (a
"Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist; provided that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Secured Portfolio Debt with respect to which such payment default has occurred and is continuing.

     (b) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company shall be received by the Trustee or the Securityholders at a time when such payment or distribution is prohibited by the provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of such Secured Portfolio Debt, and shall be paid or delivered by the Trustee or such Securityholders, as the case may be, to the holders of such Secured Portfolio Debt remaining unpaid or to their Representative or Representatives, ratably according to the aggregate principal amounts remaining unpaid on account of such Secured Portfolio Debt held or represented by each, for application to the payment of all such Secured Portfolio Debt remaining unpaid, to the extent necessary to pay all such Secured Portfolio Debt in full in Cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Secured Portfolio Debt.

     SECTION 11.3. Securities Subordinated to Prior Payments of All Secured Portfolio Debt on Dissolution, Liquidation or Reorganization.

     Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

     (a) the holders of all Secured Portfolio Debt of the Company, as applicable, will first be entitled to receive payment in full in Cash or Cash Equivalents before the Securityholders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Securities or any obligation in respect of the Securities;

     (b) any payment or distribution of assets of the Company of any kind or character from any source, whether in Cash, property or securities to which the Securityholders or the Trustee on behalf of the Securityholders would be entitled (by set-off or otherwise), except for the provisions of this Article XI, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Secured Portfolio Debt or their Representative to the extent necessary to make payment in full on all such Secured Portfolio Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Secured Portfolio Debt; and

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

     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company shall be received by the Trustee or the Securityholders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Secured Portfolio Debt, and shall be paid or delivered by the Trustee or such Securityholders, as the case may be, to the holders of such Secured Portfolio Debt remaining unpaid or to their Representative or Representatives ratably according to the aggregate principal amounts remaining unpaid on account of such Secured Portfolio Debt held or represented by each, for application to the payment of all such Secured Portfolio Debt remaining unpaid, to the extent necessary to pay all such Secured Portfolio Debt in full in Cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Secured Portfolio Debt.

     SECTION 11.4. Securityholders to Be Subrogated to Rights of Holders of Secured Portfolio Debt.

     Subject to the payment in full in Cash or Cash Equivalents of all Secured Portfolio Debt of the Company as provided herein, the Securityholders shall be subrogated to the rights of the holders of such Secured Portfolio Debt to receive payments or distributions of assets of the Company applicable to the Secured Portfolio Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Secured Portfolio Debt by or on behalf of the Company, or by or on behalf of the Securityholders by virtue of this
Article XI, which otherwise would have been made to the Securityholders shall, as between the Company or on account of such Secured Portfolio Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of such Senior Debt, on the other hand.

     If any payment or distribution to which the Securityholders would otherwise have been entitled but for the provisions of this Article XI shall have been applied and the Securityholders, be deemed to be payment by the Company pursuant to the provisions of this Article XI, to the payment of amounts payable under Secured Portfolio Debt of the Company, then the Securityholders shall be entitled to receive from the holders of such Secured Portfolio Debt any payments or distributions received by such holders of Secured Portfolio Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Secured Portfolio Debt in full in Cash or Cash Equivalents.

     SECTION 11.5. Obligations of the Company Unconditional.

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

     Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Securityholders, the obligation of the Company, which is absolute and unconditional, to pay to the Securityholders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Securityholders and creditors of the Company other than the holders of the Secured Portfolio Debt, nor shall anything herein or therein prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Secured Portfolio Debt in respect of Cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Secured Portfolio Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this
Article XI. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     SECTION 11.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Secured Portfolio Debt or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

     SECTION 11.7. Application by Trustee of Assets Deposited with It.

     Amounts deposited by the Company in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of

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

Securityholders and, to the extent (i) the making of such deposit did not, or after giving effect to such deposit does not, result in any contravention of any term or provision of the Revolver Agreement and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

     SECTION 11.8. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Secured Portfolio Debt.

     No right of any present or future holders of any Secured Portfolio Debt to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Secured Portfolio Debt may extend, renew, modify or amend the terms of the Secured Portfolio Debt or any security therefor and release; sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Securityholders.

     SECTION 11.9. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

     Each Securityholder by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this
Article XI and to protect the rights of the Securityholders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the

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

Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Secured Portfolio Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Securityholders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Secured Portfolio Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee or the holders of Secured Portfolio Debt or their Representative to vote in respect of the claim of any Securityholder in any such proceeding.

     SECTION 11.10. Right of Trustee to Hold Secured Portfolio Debt.

     The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Secured Portfolio Debt at any time held by it to the same extent as any other holder of Secured Portfolio Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

     SECTION 11.11. Article XI Not to Prevent Events of Default.

     The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Securityholder to pursue any other rights or remedies with respect to the Securities.

     SECTION 11.12. No Fiduciary Duty of Trustee to Holders of Secured Port-folio Debt.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Secured Portfolio Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Securityholders of the Securities or the Company or any other Person, Cash, property or securities to which any holders of Secured Portfolio Debt shall be entitled by virtue of this Article XI or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Secured Portfolio Debt or their Representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and to the holders of Secured Portfolio Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Securityholders.

     SECTION 11.13. Acceleration of Payment of Securities.

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

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Secured Portfolio Debt (or their Representative) of the acceleration. If any Designated Secured Portfolio Debt is outstanding, the Company may not pay the Securities until five days after such holders or the Representative of the Designated Secured Portfolio Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this Article XI otherwise permits payment at that time.

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Part II: Definitions

     SECTION 1.1 Definitions.

     "Acceleration Notice" shall have the meaning specified in Section 6.2.

     "Acquired Recourse Debt" means Funded Recourse Debt or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquistion" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, provided that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Affiliate Transaction" shall have the meaning specified in Section
4.10.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Beneficial Owner," for purposes of the definition of Change of Control, has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" (as such term is used for purposes of such Rules) shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person. With respect to any Person that is not organized as a corporation, "Board of Directors" shall refer to the entity or entities having similar powers.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

    "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Capital Stock" means, (i) with respect to any Person formed as a corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation and (ii) with respect to any Person formed other than as a corporation, any and all partnership or other equity interests of such Person.

     "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year after the date of acquisition, (ii) time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $1 billion, (iii) commercial paper issued by any other issuer which is rated in the case of commercial paper which matures one year or more after the date of acquisition, at least A-1 or the equivalent thereof by Standard & Poor's Corporation ("S&P") or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's"), (iv) securities commonly known as "short-term bank notes" issued by any commercial bank denominated in U.S. Dollars which at the time of purchase is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any commercial bank meeting the qualifications specified in clause (ii) above and (vi) shares of any money market fund, or similar fund, in each case having assets in excess of $1 billion, which invests predominantly in investments of the type described in clauses (i), (ii), (iii), (iv) or (v) above.

     "Change of Control" means (i) any sale, merger or consolidation with or into any Person or any transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or in a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Change of Control Offer" shall have the meaning specified in Section
10.1.

     "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

     "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

     "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

     "Change of Control Put Date" shall have the meaning specified in Section 10.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means HPSC, Inc., a Delaware corporation, until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense for such period, (ii) consolidated depreciation and amortization expense for such period, (iii) non-cash charges of such Person and its Consolidated Subsidiaries during such period less the amount of all cash payments made during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period, (iv) Consolidated Interest Expense for such period and (v) to the extent not excluded from the Consolidated Net Income of such Person for such period, losses (determined on a consolidated basis in accordance with GAAP) which are either extraordinary (as determined in accordance with GAAP) or are unusual or nonrecurring.

     "Consolidated Interest Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts, whether positive or negative, attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (including any Consolidated EBITDA associated with such Acquisition) shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,
(iii) the incurrence or repayment of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness), other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business, shall be assumed to have occurred on the first day of such Reference Period and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate of the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging and Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financing and currency and Hedging and Interest Swap Obligations, in each case to the extent attributable to such period and (b) the amount of dividends accrued or payable (other than in additional shares of such Preferred Stock) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (y) interest expense attributable to any

Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed, and (z) dividends in respect of Preferred Stock shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined Federal, state, local and foreign income tax rate of the Company and its Consolidated Subsidiaries (expressed as a decimal).

   "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, (i) adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication); (a) net gains (but not net losses) from the sale, lease, transfer or other dispositions of assets or property not in the ordinary course of business; (b) net gains (but not net losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring, (c) the net income, if positive, of any other Person accounted for by the equity method of accounting, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period,
(d) the net income, if positive, of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition, (e) the net income, if positive, of any of such Person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (f) all gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice and (g) any non-cash expense determined in accordance with GAAP in connection with a transaction between the Company and the ESOP; and (ii) adjusted to include the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person by an Unrestricted Subsidiary in an amount not to exceed such Person's pro rata share of such Unrestricted Subsidiary's net income.

   "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

    "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

    "Customer" means any Person for whom the Company or any of its Subsidiaries finances property, equipment, goods, leasehold improvements or working capital requirements.

     "Customer Receivable" means any obligation of any kind or nature, however denominated, to the Company or any of its Subsidiaries (i) incurred by Customers in the ordinary course of the respective business of the Company and its Subsidiaries or (ii) arising from the purchase or acquisition by the Company or any of its Subsidiaries of any lease, promissory note, account receivable, loan or similar financial arrangement, or any right or asset reasonably related to any of the foregoing.

    "Covenant Defeasance" shall have the meaning specified in Section 8.3.

    "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

    "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

    "Defaulted Interest" shall hae the meaning specified in Section 2.12.

    "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

    "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter. "Depository" shall mean or include such successor.

    "Designated Secured Portfolio Debt" means (a) the Indebtedness under the Revolver Agreement and (b) any other Secured Portfolio Debt which (i) at the date of determination has an aggregate principal amount outstanding of, or under which at the date of determination the holders thereof are committed to lend up to, at least $10,000,000 and (ii) is specifically designated by the Company in the instrument governing such Secured Portfolio Debt as "Designated Secured Portfolio Debt" for purposes of this Indenture.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of any Person (including with respect to any Subsidiary of the Company), any Capital Stock of such Subsidiary other than any common stock with no preference, privileges, or redemption or repayment provisions.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ESOP" means, collectively, the HPSC, Inc. Employee Stock Ownership Plan and the Supplemental HPSC, Inc. Employee Stock Ownership Plan, and any successor employee stock ownership plans having terms similar to the foregoing plans, as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

     "Event of Default" shall have the meaning specified in Section 6.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exempted Affiliate Transaction" means (a) transactions solely between the Company and any of its Wholly-Owned Subsidiaries or solely among Wholly-Owned Subsidiaries of the Company, (b) transactions permitted under
Section 4.3 hereof, (c) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (d) reasonable fees and compensation paid to, and indemnities to, and directors and officers and ERISA-based fiduciary liability insurance provided on behalf of, officers, directors, agents or employees of the Company or any of its Subsidiaries or the ESOP or any trustee thereof, in each case in the ordinary course of business and as determined in good faith by the Board of Directors of the Company and (e) any guaranty by the Company or any of its Subsidiaries of any Indebtedness of the Company and/or any Wholly-Owned Subsidiary of the Company (but not of any other Person).

     "Funded Recourse Debt" means, without duplication, any Indebtedness of the Company or any Subsidiary of the Company which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than one year after the date of the creation or incurrence of such obligation; provided that Funded Recourse Debt shall not include any Non-Recourse Indebtedness of the Company or any Subsidiary of the Company.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

     "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of Security attached hereto as Exhibit A.

     "Hedging and Interest Swap Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or agreements designed to protect such Person against fluctuations in interest rates.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's book or, for purposes of Section 4.16, the beneficial owner of Securities held in global form.

     "Indebtedness" of any Person means, without duplication: (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date unless contested in good faith) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Hedging and Interest Swap Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clauses (a) or
(b) that such Person has guaranteed or that is otherwise legal liability or which are secured by any assets or property of such Person; and (d) all immediately enforceable obligations to purchase, redeem or acquire any Capital Stock of such Person (other than, in the case of the Company or any of its Subsidiaries, obligations under the Restricted Stock Plans or the Stock Options Plans).

     "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent Committee" shall have the meaning set forth in Section 4.10.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Investment" by any person in any other person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the company to the extent permitted by Section 4.11 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; and (d) the making of any capital contribution by such Person to such other Person.

     "Issue Date" means the date of first issuance of the Securities under this Indenture.

     "Legal Defeasance" shall have the meaning specified in Section 8.2.

     "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any redemption thereof pursuant to Article III of this Indenture, or any Change of Control Offer or repurchase upon the death of the Holder of such Security).

     "Net Cash Proceeds" means the aggregate amount of Cash and Cash Equivalents received by the company in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock.

     "Non-Receivable Asset" means any asset, property or right of the Company or any of its Subsidiaries, other than any Customer Receivable, or asset related to such Customer Receivable, such as inventory, records, intellectual property and proceeds of Customer Receivables.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness (i) as to which neither the Company nor any of its Subsidiaries
(a) provide credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or
(c) constitutes the lender and (ii) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other Indebtedness or cause the payment therefor to be accelerated or payable prior to its stated maturity.

     "Notice of Default" shall have the meaning specified in Section 6.1(4).

     "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company under the Securities or this Indenture.

     "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

     "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 12.4 and 12.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.4 and 12.5.

     "Outstanding" as used with reference to the Securities shall have the meaning specified in Section 2.8.

     "Paying Agent" shall have the meaning specified in Section 2.3.

     "Permitted Lien" means any of the following:

     (a)  Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being converted in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (c) Statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) Easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title effects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) Pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h) Liens on the property or assets of a Person existing at the time such person becomes a Subsidiary or is merged with or into the Company or a Subsidiary, provided in each case that such Liens were in existence prior to the date of such acquisition, merger or consolidation were not incurred in anticipation therof and do not extend to any other assets;

     (i) Liens on property or assets existing at the time of the acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the date of such acquisition and were not incurred in anticipation thereof;

     (j) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness;

     (k)  Liens securing Portfolio Debt;

     (l) Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under clause (c) of the definition of "Permitted Recourse Debt";

     (m)  Liens in favor of the Company or any Subsidiary of the Company; and

     (n)  Liens securing the Securities.

"Permitted Recourse Debt" means any of the following:

     (a) Indebtedness of the Company evidenced by the Securities pursuant to this Indenture up to the amounts specified herein as of the Issue Date;

     (b) Indebtedness of the Company and its Subsidiaries under the Revolver Agreement (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part, including any extended maturity or increase in the amount thereof);

     (c) Indebtedness of the Company and its Subsidiaries (in addition to Indebtedness permitted by any other clause of this definition) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness in whole or in part) of up to $1,500,000;

     (d) Refinancing Indebtedness of the Company and its Subsidiaries incurred with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (ii) of the proviso contained in Section 4.11 or described in clause (e) of this definition of "Permitted Recourse Debt";

     (e) Indebtedness of the Company owed to any Wholly-Owned Subsidiary, and Indebtedness of any Subsidiary of the Company owed to any other Wholly-Owned Subsidiary or to the Company; provided that any such obligations of the Company owed to any Wholly-Owned Subsidiary of the Company shall be unsecured and subordinated in all respects to the

          Company's obligations pursuant to the Securities; and, provided, further, that if any Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary of the Company or if the Company or any Wholly-Owned Subsidiary transfers such Indebtedness to any Person (other than to the Company or another Wholly-Owned Subsidiary), such events, in each case, shall constitute the incurrence of such Indebtedness by the Company or such Wholly-Owned Subsidiary, as the case may be, at the time of such event;

     (f) Indebtedness of the Company and its Subsidiaries existing on the Issue Date;

     (g) Indebtedness of the Company and its Subsidiaries incurred solely in respect of bankers acceptances, letters of credit, surety bonds and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others) issued (i) in connection with the incurrence or refinancing of Secured Portfolio Debt and (ii) in the ordinary course of business consistent with past practice;

     (h) Indebtedness of the Company and its Subsidiaries represented by Hedging and Interest Swap Obligations entered into in the ordinary course of business consistent with past practice and related to Indebtedness of the Company and its Subsidiaries otherwise permitted to be incurred pursuant to the Indenture; and

     (i)  Secured Portfolio Debt.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

     "Pro Rata Portion" shall have the meaning set forth in Section 11.1(d).

     "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries to the extent that (i) such Indebtedness is incurred in connection with the acquisition of specialized assets and property (the "Subject Assets") for the business of the

Company or its Subsidiaries, including Indebtedness which existed at the time of the acquisition of such Subject Asset and was assumed in connection therewith, and (ii) the Liens securing such Indebtedness are limited to the Subject Asset.

    "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

    "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent (i.e., within 60 days) sale (other than to a Subsidiary of the Company or the ESOP) of Qualified Capital Stock or any issuance of Qualified Capital Stock in exchange for any Capital Stock or Subordinated Indebtedness issued on or after the Issue Date.

    "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

    "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 of such Security.

    "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 of such Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

    "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) of such Person ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

    "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (each of (a) and (b) above is a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Related Business" means the business conducted by the company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Representative" means the trustee, agent or representative (if any) of Secured Portfolio Debt.

     "Repurchase Date," when used with respect to any Security to be repurchased pursuant to the provisions of Section 4.16, means the date fixed for the repurchase of such Security pursuant to Section 4.16.

     "Repurchase Price," when used with respect to any Security to be repurchased pursuant to the provisions of Section 4.16, means an amount equal to 100% of the principal amount thereof and shall include, without duplication, in each case, accrued and unpaid interest to the Repurchase
Date of such Security.


     "Restricted Investment" means any Investment other than:

     (a)  Investments in Customer Receivables;

     (b)  Investments in Cash Equivalents;

     (c)  Investments existing on the Issue Date;

     (d)  Investments in the Company or a Wholly-Owned Subsidiary;

     (e) Investments in any Person engaged in a Related Business if, as a consequence of such Investment, (i) such Person becomes a Wholly-Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or conveys substantially all of its assets to the Company or a Wholly-Owned Subsidiary of the Company;

     (f) Investments consisting of loans or advances to employees of the Company or any of its Subsidiaries (i) for moving, entertainment, travel and other similar expenses in the ordinary course of business not exceeding $250,000 outstanding in the aggregate at any one time or (ii) pursuant to the HPSC Stock Loan Program not exceeding $400,000 (or such greater amount as may be permitted under Federal Reserve regulations from time to time) outstanding in the aggregate at any one time;

     (g) Investments made as a result of the receipt of non-cash consideration in connection with the sale, lease, disposal, pledge, encumbrance or other transfer of Customer Receivables:

     (h) Investments not otherwise specified in clauses (a) through (g) above not exceeding $1,000,000 outstanding in the aggregate at any one time; and

     (i) Investments not otherwise specified in clauses (a) through (h) above which are from time to time permitted to be made by HPSC or any of its Subsidiaries under Section 8.3 (or any successor provision) of the Revolver Agreement.

   "Responsible Officer" means an officer of the Trustee in the department or other group administering the trust established hereby.

   "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of any Capital Stock of such Person or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or any Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent (i.e., within 60 days) sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness of such Person or any Affiliate or Subsidiary of such Person, directly or indirectly, by such Person or any Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (d) any Restricted Investment by such Person; provided that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to, or on account of the purchase, redemption or other acquisition or retirement for value of, Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer or (ii) any dividend, distribution or other payment to the Company or to any of its Wholly-Owned Subsidiaries by the Company or any of its Subsidiaries.

     "Restricted Stock Plans" shall mean collectively, (i) the Company's 1995 Stock Incentive Plan and (ii) comparable plans providing for the issuance of Capital Stock of the Company to officers, directors and employees of the Company and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

     "Revolver Agreement" means the credit agreement dated as of December 12, 1996, as amended on the Issue Date, by and among the Company and ACFC, certain financial institutions, and The First National Bank of Boston, as agent, providing for an aggregate $95,000,000 revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may by the Company be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Revolver Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Revolver Agreement by the Company and all refundings, refinancings and replacements of any such Revolver Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers thereunder include the Company and its successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "Savings Bank Indebtedness" of the Company or any Subsidiary means any Indebtedness owed to a savings bank or other financial institution, which Indebtedness is (i) created, incurred, assumed or guaranteed by the Company or such Subsidiary of the Company in order to finance one or more Customer Receivables created in the ordinary course of business of the Company or such Subsidiary and (ii) secured by a Lien on such Customer Receivable(s).

     "Secured Portfolio Debt" of the Company or any Subsidiary means any indebtedness, including principal, interest (including, without limitation interest accruing after the commencement of any bankruptcy case or proceedings whether or not allowed as a claim in such case or proceeding) fees, collateral protection expenses and enforcement costs, of the Company or such Subsidiary under the Revolver Agreement, Savings Bank Indebtedness and any other Indebtedness of the Company or such Subsidiary, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by the Company or such Subsidiary, which Indebtedness is (i) created, incurred, assumed or guaranteed by the Company or such Subsidiary of the Company in order to finance one or more Customer Receivables created in the ordinary course of business of the Company or such Subsidiary and (ii) secured by a Lion on such Customer Receivable(s).

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the __% Senior Subordinated Notes due 2007 as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Senior Indebtedness" of the Company or any of its Subsidiaries means any Indebtedness of the Company or such Subsidiary, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed by the Company or such Subsidiary, other than Indebtedness as to which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness is subordinated or junior to the Securities. Notwithstanding the foregoing, however, in no event shall Senior Indebtedness include (a) Indebtedness owed to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company or (b) Indebtedness incurred in violation of the terms of this Indenture.

     "Sinking Fund" means the method provided in this Indenture and the Securities for amortizing the aggregate principal amount of the Securities.

     "Sinking Fund Payment Date" means the first day of each ___,___,___, and ___, commencing ___ 1, ___ and continuing through ___ 1,200 ___.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Security, means _____, 2007.

     "Stock Option Plans" shall mean collectively, (i) the Company's 1987 Stock Option Plan, (ii) the HPSC, Inc. 1988 Director's Stock Option Plan, and
(iii) comparable plans providing for the issuance of options to purchase Capital Stock of the Company to officers, directors and/or employees of the Company and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

     "Subordinated Indebtedness" means Indebtedness of the Company that is
(i) subordinated in right of payment to the Securities in any respect or (ii) any Indebtedness which is expressly subordinate to Senior Indebtedness and has a stated maturity on or after the Stated Maturity.

     "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors is at the time, directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) any other Person (other than a corporation described in clause (i) above) in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person directly or indirectly at the date of determination thereof has at least majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not constitute a Subsidiary of the Company or of any of the Company's Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "U.S. Government Obligations" means direct non-callable obligations of or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of the majority of the directors of the Company or having generally the right to vote with respect to the organizational matters of the Company.

     "Wholly-Owned" or "wholly-owned" with respect to a Subsidiary of any Person means a Subsidiary of such Person of which all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.